NEWS RELEASE

NETGEAR Announces Preliminary Results for First Quarter of 2013

SAN JOSE, Calif. - April 15, 2013 - NETGEAR®, Inc. (NASDAQGM: NTGR), announced today that based on preliminary data available at this time, the Company expects net revenue for the first quarter ended March 31, 2013 to be in the range of $290 million to $295 million, which is an update to the previously estimated range, of $290 million to $305 million provided on February 12, 2013. The Company expects GAAP operating margin for the first quarter to be in the range of 7.5% to 8%, and expects GAAP earnings per diluted share for the first quarter to be between $0.35 and $0.39. The Company expects non-GAAP operating margin for the first quarter to be in the range of 9.5% to 10%, below the previously estimated range of 11% to 12% provided on February 12, 2013. Non-GAAP earnings per diluted share for the first quarter of 2013 is expected to be in the range of $0.45 to $0.50.

"During the first quarter, we experienced difficulty in the transitioning of our ReadyNAS line, which caused shipments to be lower than demand from our channel partners. We are planning for a full recovery of supply for the second quarter onwards. Lower than planned shipments of the new ReadyNAS resulted in an unfavorable mix of products shipped, which negatively impacted our gross margins," commented Patrick Lo, Chairman and CEO of NETGEAR.

These expected first quarter operating results are preliminary and subject to NETGEAR's completion of quarterly closing review procedures.

The news release announcing the first quarter 2013 results will be disseminated on April 25, 2013 after the market close. NETGEAR will hold its regularly scheduled earnings conference call with investors and analysts on Thursday, April 25, 2013 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss results for the Company's first quarter 2013, the recent acquisition of the AirCard business and its second quarter 2013 business outlook.

The dial-in number for the live audio call beginning at 5:00 p.m. Eastern (2:00 p.m. Pacific) on Thursday, April 25, 2013 is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com.

A replay of the call will be available 2 hours following the call through midnight Eastern (9:00 p.m. Pacific) on Thursday, May 2, 2013 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The conference ID to access the phone replay is 412249.

A reconciliation of the company's anticipated GAAP and non-GAAP earnings is provided in the following table:

	Low	High

GAAP operating income	$21.8	$23.7
Amortization of intangible assets	1.5	1.5
Stock-based compensation expense	3.6	3.6
Restructuring and other charges	(0.0)	(0.0)
Acquisition related compensation and expense	0.7	0.7
Litigation reserves, net	0.0	0.0
Non-GAAP operating income	$27.6	$29.5

GAAP operating margin	7.5%	8.0%
Non-GAAP operating margin	9.5%	10.0%

GAAP net income	$13.7	$15.3
Amortization of intangible assets	1.5	1.5
Stock-based compensation expense	3.6	3.6
Restructuring and other charges	(0.0)	(0.0)
Acquisition related compensation and expense	0.7	0.7
Litigation reserves, net	0.0	0.0
Tax effect	(1.8)	(1.7)
Non-GAAP net income	$17.7	$19.4
GAAP net income per share - diluted	$0.35	$0.39
Non-GAAP net income per share - diluted	$0.45	$0.50

About NETGEAR, Inc.
NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and Powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 35,000 retail locations around the globe, and through approximately 41,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in over 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available at www.NETGEAR.com or by calling (408) 907-8000. Connect with NETGEAR at twitter.com/NETGEAR and www.facebook.com/NETGEAR.

© 2013 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words "expect", "will" or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding expected first quarter financial results such as net revenue, GAAP operating margin, GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP earnings per diluted share, and our plans for a full recovery of supply for the second quarter onwards. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part I - Item 1A. Risk Factors," pages 10 through 29, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on February 26, 2013. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.